Exhibit 99.1

Catasys Appoints New Chief Financial Officer

LOS ANGELES, May 16, 2017 -- Catasys, Inc. (NASDAQ: CATS), a provider of proprietary predictive analytics and integrated treatment solutions to health plans, today announced the appointment of Christopher Shirley as its new Chief Financial Officer, effective immediately. Mr. Shirley succeeds Susan Etzel, who was appointed SVP of Finance and will remain a key member of the Company’s financial team.

“We are excited to bring Christopher on as our new Chief Financial Officer at this important time in our Company’s history. His extensive experience with vital roles spanning GE Healthcare and GE Digital will make him a valuable resource as Catasys ramps up its operations across the U.S. We are confident that Christopher’s financial, operational and IT expertise in healthcare will help improve efficiencies in our business and expedite enrollment rates for our behavioral health services,” said Terren Peizer, Chairman and CEO of Catasys.

“As Catasys continues to grow, we recognize the need to further expand and strengthen our senior management team. Our established customer base of leading health insurance plans and the scaling of our behavioral health services across the U.S., positions us to attract top industry talent. We are also planning to make additions to our scientific data capabilities,” concluded Mr. Peizer.

Mr. Shirley joins Catasys with approximately 20 years of finance experience, including senior leadership roles at healthcare technology and big data companies. As CFO of GE Intelligent Platforms, he led the finance function during a period of rapid expansion. Following the 2016 merger of GE Intelligent Platforms into a newly formed GE Digital unit, Mr. Shirley led the integration effort, ensuring that the business continued to perform and deliver on its growth commitments. Prior to GE Digital, Mr. Shirley was the Financial Integration Leader for GE Healthcare, where he led the financial integration and delivery of deal model expectations following its acquisition of API Healthcare.

Mr. Shirley commented, “I am excited to be joining the Catasys team at this point in its history. The established agreements Catasys has with some of the largest health insurance plans in the country is a testament to the OnTrak solution. I look forward to working alongside the rest of the Catasys team and help improve efficiencies in the business and support overall growth.”

About Catasys, Inc.

Catasys, Inc. provides big data based analytics and predictive modeling driven behavioral healthcare services to health plans and their members through its OnTrak solution. Catasys' OnTrak solution--contracted with a growing number of national and regional health plans--is designed to improve member health and, at the same time, lower costs to the insurer for underserved populations where behavioral health conditions cause or exacerbate co-existing medical conditions. The solution utilizes proprietary analytics and proprietary enrollment, engagement and behavioral modification capabilities to assist members who otherwise do not seek care through a patient-centric treatment that integrates evidence-based medical and psychosocial interventions along with care coaching in a 52-week outpatient treatment solution.

OnTrak is currently improving member health and, at the same time, is demonstrating reduced inpatient and emergency room utilization, driving a more than 50 percent reduction in total health insurers' costs for enrolled members. OnTrak is currently available to members of several leading health plans in Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Massachusetts, Missouri, New Jersey, North Carolina, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, West Virginia and Wisconsin. For further information, please visit www.catasys.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in regulations or issuance of new regulations or interpretations, limited operating history, our inability to execute our business plan, increase our revenue and achieve profitability, lower than anticipated eligible members under our contracts, our inability to recognize revenue, lack of outcomes and statistically significant formal research studies, difficulty enrolling new members and maintaining existing members in our programs, the risk that treatment programs might not be effective, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the health care industry, the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, our ability to raise additional capital when needed and our liquidity. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plan," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Amy Talebizadeh

Catasys, Inc.

P: 310-444-4300

# # #